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                                                                    Exhibit 23


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements on Form S-8 pertaining to the Quorum Health Group, Inc. Stock Option and Restated Stock Purchase Plan (No. 33-38817), the Employee Stock Purchase Plan (No. 33-44474), the Directors Stock Option Plan (No. 33-46542), the Directors Stock Option Plan (33- 89272), the Restated Stock Option Plan (No. 33-54868), the Restated Stock Option Plan (No. 33-73288), the Restated Stock Option Plan (No. 33-89274), the Non-qualified Employee Stock Purchase Plan (No. 333-384), the Restated Stock Option Plan (No. 333-24339), the 1997 Stock Option Plan (No. 333-42619) and the Employee Stock Purchase Plan (No. 333-42649) of our report dated August 7, 1998, except for Note 10, as to which the date is September 24, 1998, with respect to the consolidated financial statements and the schedule of Quorum Health Group, Inc. included in the Annual Report (Form 10-K) the year ended June 30, 1998.


                                                   /s/ Ernst & Young LLP

Nashville, Tennessee
September 24, 1998